UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  June 30, 2005
                                                  -----------------------------

                        Capital Senior Living Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-13445                                         75-2678809
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(Commission File Number)                      (IRS Employer Identification No.)

        14160 Dallas Parkway
        Suite 300
        Dallas Texas                                      75254

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(Address of Principal Executive Offices)                (Zip Code)

                                 (972) 770-5600
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.

         On June 30, 2005, a subsidiary of Capital Senior Living Corporation ("Company") entered into lease agreements with affiliates of Ventas, Inc. ("Ventas") for a six community, approximately $85 million sale/leaseback transaction. The six communities ("Properties") are Crown Pointe in Omaha, Nebraska, The Harrison in Indianapolis, Indiana, Villa Santa Barbara in Santa Barbara, California, West Shore Village in Hot Springs, Arkansas, Cottonwood Village in Cottonwood, Arizona and The Amberleigh at Woodside Farms in Buffalo, New York. The Properties have approximately 950 units and a combined resident capacity of nearly 1200.

     Ventas entered into purchase and sale agreements to purchase the Properties from joint ventures between the Company and affiliates of Blackstone Real Estate Advisors ("Blackstone"). The Company owns a 10% interest in the selling joint ventures. The purchase by Ventas will occur upon lender approval, regulatory approvals and other customary closing conditions. The Company currently manages these Properties.

     The Company entered into binding lease agreements with Ventas for the Properties. Until completion of the sale to Ventas, the leases impose various obligations upon the Company regarding cooperation with the sale process, obtaining lender and regulatory approvals, payment of transaction costs and various other obligations. Upon closing of the sale to Ventas, the Company will be required to commence rent payments for the Properties. The initial annual rent for the Properties under the leases is approximately $6,800,000 per year payable monthly and are subject to conditional escalation provisions, which if applicable are expected to average 2.5% per year over the life of the leases. The leases have an initial term of ten (10) years and the Company has two 5-year renewal options. The leases are "triple net" leases pursuant to which the
Company  pays all  expenses of the  Properties  except  principal  and  interest payments on the debt on the Properties. The leases contain customary representations and warranties and affirmative and negative covenants. The leases are guaranteed by another subsidiary of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            See Item 1.01

Item 7.01   Regulation FD Disclosure.

     On July 1, 2005, the Company announced that it had it had been included in the Russell Microcap Index, effective at the close of the market on June 24, 2005. A copy of the press release is filed as Exhibit 99.2 to this current report on Form 8-K. This information shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains and may implicate, forward-looking statements regarding the registrant and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01   Financial Statements and Exhibits

            (a)    Not applicable.

            (b)    Not applicable.

            (c)    Exhibits.

                   No.              Exhibit Name
                   --               ------------

     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

                  99.1             Press Release dated July 5, 2005
                  99.2             Press Release dated July 1, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 7, 2005                        Capital Senior Living Corporation


                                           By:   /s/ Ralph A. Beattie
                                                 ------------------------------
                                           Name:   Ralph A. Beattie
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer




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                                  EXHIBIT INDEX

              Exhibit No.                   Exhibit Name
              -----------                   ------------

     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

                  99.1              Press Release dated July 5, 2005
                  99.2              Press Release dated July 1, 2005